U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Equity Offering

On September 14, 2005, American Capital Strategies, Ltd. (“American Capital” or the “Company”) and J.P. Morgan Securities, Inc. and UBS Securities LLC (collectively, the “Forward Sellers”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Harris Nesbitt Corp., Legg Mason Wood Walker, Incorporated, RBC Capital Markets Corporation and William Blair & Company L.L.C., as underwriters, relating to the offering and sale of 7,500,000 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), at $37.11 per share (the “Offering Price”). Of those shares, 2,000,000 shares were offered directly by the Company and 5,500,000 shares were borrowed and sold in the offering by the Forward Sellers. Pursuant to the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to an additional 1,125,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments. J.P. Morgan Securities Inc. and UBS Securities LLC served as representatives of the underwriters. The offering closed on Tuesday, September 20, 2005.

In connection with the offering, American Capital entered into separate Forward Sale Agreements, each dated as of September 14, 2005 (the “Forward Agreements”), with JPMorgan Chase Bank and its affiliate, J.P. Morgan Securities Inc., solely as agent for JPMorgan Chase Bank, and with UBS AG, London Branch, an affiliate of UBS Securities LLC (collectively, the “Counter-Parties”). Under the terms of the Forward Agreements, the Counter-Parties agreed to buy from the Company a total of 5,500,000 shares of Common Stock, for delivery generally at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreements by delivering shares of Common Stock and the Counter-Parties will deliver the Offering Price less the underwriting discount and certain adjustments upon each settlement.

Affiliates of J.P. Morgan Securities, Inc., UBS Securities LLC and Harris Nesbitt Corp. have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. On September 6, 2005 and September 14, 2005, American Capital issued press releases announcing the terms of the public offering. A copy of the press releases, the Underwriting Agreement and each of the Forward Agreements are attached hereto as exhibits.

Amendment to Credit Facility

On September 15, 2005, Citigroup Global Markets Realty Corp. (“Citigroup”) temporarily increased its commitment as an institutional lender under American Capital’s existing conduit securitization facility administered by Wachovia Capital Markets, LLC (the “Facility”), from $250 million to $350 million pursuant to an Amendment No. 6 to the Second Amended and Restated Loan Funding and Servicing Agreement by and among American Capital, as the servicer, its affiliate ACS Funding Trust I, as the borrower, Variable Funding Capital Corporation, as a conduit lender, Wachovia Capital Markets, LLC, as the deal agent, YC SUSI Trust as a conduit lender, Bank of America, National Association as an institutional lender and as lender agent for YC SUSI Trust, and JPMorgan Chase Bank as an institutional lender and as the swingline lender (the “Agreement”). As a result of Citigroup’s increased commitment, the Company’s current maximum availability under the Facility is $1.1 billion. The temporary increase expires as of the earlier of October 17, 2005 or upon the Company’s closing of a permitted securitization transaction. The amendment also modified certain immaterial terms of the Agreement.

Each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., and JPMorgan Chase Bank and/or their affiliates have also performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. In addition, each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank or Bank of America, National Association and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

1.0	Underwriting Agreement, dated September 14, 2005, by and among American Capital Strategies, Ltd., J.P. Morgan Securities, Inc. and UBS Securities LLC as representatives of the several underwriters listed on Schedule A attached thereto.

1.1	Forward Sale Agreement, dated September 14, 2005, by and among American Capital Strategies, Ltd. and JPMorgan Chase Bank and J.P. Morgan Securities Inc., solely as agent for JPMorgan Chase Bank.

1.2	Forward Sale Agreement, dated September 14, 2005, by and among American Capital Strategies, Ltd. and JPMorgan Chase Bank and UBS AG, London Branch.

10.1	Amendment No. 6 to Second Amended and Restated Loan Funding and Servicing Agreement, dated as of September 15, 2005, among ACS Funding Trust I, American Capital Strategies, Ltd., Variable Funding Capital Corporation, Citigroup Global Markets Realty Corp., Wachovia Capital Markets, LLC, YC SUSI Trust, Bank of America, National Association, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association.

99.1	Press Release announcing the offering, issued September 6, 2005.

99.2	Press Release announcing the pricing of the offering, issued September 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: September 20, 2005	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary

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